AGREEMENT AND PLAN OF REORGANIZATION

                                     BETWEEN

                                RONALD E. DENMARK

                                       AND

                          WESTSTAR ENVIRONMENTAL, INC.,
                              A FLORIDA CORPORATION

                           DATED AS OF MARCH 10, 2000

                                TABLE OF CONTENTS

ARTICLE 1 - DEFINITIONS........................................................1

ARTICLE 2 - REORGANIZATION.....................................................3

   2.1   QUALIFYING B REORGANIZATION...........................................3
   2.2   IMPLEMENTATION OF REORGANIZATION......................................3
   2.3   ADDITIONAL ACTIONS AT CLOSING.........................................4
   2.4   NONCOMPETE PAYMENTS...................................................4
   2.5   POST-CLOSING ADJUSTMENT AND ESCROW OF CERTAIN WEI SHARES..............4

ARTICLE 3 - CLOSING............................................................4

   3.1   CLOSING...............................................................4
   3.2   DELIVERIES BY SELLER AT CLOSING.......................................4
   3.3   DELIVERIES BY PURCHASER AT CLOSING....................................5

ARTICLE 4 - REPRESENTATIONS AND WARRANTIES OF SELLER...........................6

   4.1   ORGANIZATION AND POWER OF SELLER AND THE COMPANY......................6
   4.2   AUTHORITY RELATIVE TO AGREEMENT.......................................6
   4.3   AUTHORIZED CAPITALIZATION.............................................6
   4.4   OWNERSHIP AND TRANSFER OF COMMON SHARES...............................6
   4.5   ENFORCEABILITY OF AGREEMENT...........................................7
   4.6   EFFECT OF AGREEMENT...................................................7
   4.7   INFORMATION FURNISHED BY SELLER TO PURCHASER..........................7
   4.8   FINANCIAL STATEMENTS AND UNDISCLOSED LIABILITIES......................7
   4.9   LITIGATION............................................................7
   4.10     RESTRICTIVE DOCUMENTS..............................................8
   4.11     COMPLIANCE WITH LAWS...............................................8
   4.12     SUBSIDIARIES.......................................................8
   4.13     PROPRIETARY RIGHTS.................................................8
   4.14     TAX MATTERS........................................................9
   4.15     UNION CONTRACTS AND LABOR RELATIONS................................9
   4.16     EMPLOYEES/EMPLOYEE BENEFIT PLANS...................................9
   4.17     CONDUCT OF BUSINESS...............................................10
   4.18     SOLVENCY..........................................................10
   4.19     LEASES............................................................10
   4.20     REAL AND PERSONAL PROPERTY........................................10
   4.21     MATERIAL CONTRACTS................................................11
   4.22     GOVERNMENT PERMITS................................................11
   4.23     TITLE TO PROPERTIES...............................................11
   4.24     INSURANCE.........................................................12
   4.25     ACCOUNTS RECEIVABLE...............................................12
   4.26     TRANSACTIONS WITH AFFILIATES......................................12
   4.27     BANK ACCOUNTS, POWERS OF ATTORNEY AND COMPENSATION OF EMPLOYEES...12
   4.28     INVENTORY.........................................................12
   4.29     SUPPLIERS AND CUSTOMERS...........................................13
   4.30     BOOKS AND RECORDS.................................................13
   4.31     DISCLOSURE........................................................13
   4.32     BROKER'S OR FINDER'S FEES.........................................13
   4.33     ABSENCE OF CERTAIN EVENTS.........................................13
   4.34     CUSTOMERS.........................................................14
   4.35     SUBSTANTIAL SUPPLIERS.............................................14
   4.36     PRODUCT WARRANTY..................................................14

   4.37     DISPOSAL OR RELEASE OF HAZARDOUS SUBSTANCES......................14
   4.38     INVESTMENT REPRESENTATION........................................14
   4.39     ACCOUNTS PAYABLE.................................................16

ARTICLE 5 - REPRESENTATIONS AND WARRANTIES OF PURCHASER......................16

   5.1   ORGANIZATION AND POWER OF PURCHASER.................................16
   5.2   AUTHORITY RELATIVE TO AGREEMENT.....................................16
   5.3   ENFORCEABILITY OF AGREEMENT.........................................16
   5.4   EFFECT OF AGREEMENT.................................................16
   5.5   RESTRICTIVE DOCUMENTS...............................................16
   5.6   FULL DISCLOSURE.....................................................17
   5.7   INVESTMENT REPRESENTATION...........................................17
   5.8   AUTHORIZED CAPITALIZATION...........................................17
   5.9   INFORMATION FURNISHED BY PURCHASER TO SELLER........................17
   5.10     FINANCIAL STATEMENTS AND UNDISCLOSED LIABILITIES.................17
   5.11     TAX MATTERS......................................................17
   5.12     BROKER'S OR FINDER'S FEES........................................18

ARTICLE 6 - COVENANTS OF SELLER..............................................18

   6.1   CONDUCT OF BUSINESS.................................................18
   6.2   EXCLUSIVE DEALING...................................................19
   6.3   REVIEW OF THE COMPANY OR ITS SUBSIDIARIES...........................19
   6.4   REGULATORY APPROVALS................................................19
   6.5   CHANGES IN CAPITAL STOCK............................................19
   6.6   FURTHER ASSURANCES..................................................19
   6.7   KEY EMPLOYEES.......................................................19
   6.8   BEST EFFORTS........................................................20
   6.9   NONSOLICITATION OF EMPLOYEES........................................20

ARTICLE 7 - COVENANTS OF PURCHASER...........................................20

   7.1   REGULATORY APPROVALS................................................20
   7.2   FURTHER ASSURANCES..................................................20
   7.3   CONFIDENTIALITY.....................................................20
   7.4   NONSOLICITATION OF EMPLOYEES OF PCI.................................20

ARTICLE 8 - CONDITIONS TO PURCHASER'S OBLIGATIONS............................20

   8.1   NO MATERIAL ADVERSE CHANGE..........................................21
   8.2   TRUTH OF REPRESENTATIONS AND WARRANTIES.............................21
   8.3   PERFORMANCE OF AGREEMENTS...........................................21
   8.4   NO PROCEEDINGS......................................................21
   8.5   GOVERNMENTAL APPROVALS..............................................21
   8.6   PROCEEDINGS.........................................................21
   8.7   COMPANY'S BANKRUPTCY CASE...........................................21
   8.8   OPINION OF COUNSEL..................................................22

ARTICLE 9 - CONDITIONS TO OBLIGATIONS OF SELLER..............................22

   9.1   TRUTH OF REPRESENTATIONS AND WARRANTIES.............................22
   9.2   PERFORMANCE OF AGREEMENTS...........................................22
   9.3   NO PROCEEDINGS......................................................23
   9.4   GOVERNMENTAL APPROVALS..............................................23
   9.5   PROCEEDINGS.........................................................23

ARTICLE 10 - SURVIVAL OF REPRESENTATIONS; INDEMNITY..........................23

   10.1     SURVIVAL OF REPRESENTATIONS......................................23
   10.2     INDEMNIFICATION BY SELLER........................................23
   10.3     INDEMNIFICATION BY PURCHASER.....................................24

   10.4     REDUCTION OF PAYMENTS............................................24
   10.5     DEFENSE..........................................................24
   10.6     TIME FOR NOTICE..................................................24
   10.7     TIME FOR PAYMENT.................................................24
   10.8     PURCHASER'S IPO..................................................24

ARTICLE 11 - MISCELLANEOUS...................................................25

   11.1     TERMINATION OF AGREEMENT.........................................25
   11.2     EXECUTION IN COUNTERPARTS........................................25
   11.3     NOTICES..........................................................25
   11.4     WAIVERS..........................................................26
   11.5     SPECIFIC PERFORMANCE.............................................26
   11.6     ENTIRE AGREEMENT.................................................26
   11.7     APPLICABLE LAW...................................................26
   11.8     BINDING EFFECT...................................................26
   11.9     ASSIGNABILITY....................................................27
   11.10    EXPENSES.........................................................27
   11.11    PUBLICITY........................................................27
   11.12    AMENDMENTS.......................................................27
   11.13    NO THIRD PARTY BENEFICIARIES.....................................27

                                    SCHEDULES

Schedule 4.9            Litigation

Schedule 4.13           Proprietary Rights

Schedule 4.14           Tax Matters

Schedule 4.15           Union Contracts and Labor Relations

Schedule 4.16           Employees and Employee Benefit Plans

Schedule 4.19           Leases

Schedule 4.20           Real and Personal Property

Schedule 4.21           Material Contracts

Schedule 4.22           Permits, Licenses, Etc.

Schedule 4.24           Insurance

Schedule 4.25           Accounts Receivable

Schedule 4.26           Transactions with Affiliates

Schedule 4.27           Bank Accounts, Etc.

Schedule 4.34           Material Customers

Schedule 4.35           Material Suppliers

Schedule 4.36           Product Warranty

Schedule 4.39           Accounts Payable


                                    EXHIBITS

Exhibit  1-A            Form of Employment Agreement

Exhibit  1-B            Form of Noncompetition Agreement

Exhibit  1-C            Form of Lease Agreement

Exhibit  4.8            Denmark's Financial Statements

Exhibit  8.8            Form of Opinions of Denmark's Counsel

                      AGREEMENT AND PLAN OF REORGANIZATION

         AGREEMENT AND PLAN OF REORGANIZATION dated as of March 10, 2000, between RONALD E. DENMARK ("Denmark"), and WESTSTAR ENVIRONMENTAL, INC., a Florida corporation ("Weststar").

         PRELIMINARY STATEMENT. Denmark owns 100 shares of common stock, $5.00 par value (the "PCI Shares"), of PIPELINE CONTRACTORS, INC., a Florida corporation (document # P94000045514; the "Company" or "PCI"). The Company specializes in commercial site preparation, underground utilities and paving. The Company is currently Debtor and Debtor-in-Possession in its case under Chapter 11 of the Bankruptcy Code pending in the United States Bankruptcy Court for the Middle District of Florida, Jacksonville Division (the "Bankruptcy Court"), Case No. 98-10256-3F1 (the "Bankruptcy Case"). Denmark desires to transfer and exchange the PCI Shares for common stock in Weststar, and Weststar desires to exchange certain of its common stock for the PCI Shares, pursuant to
Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended, and upon the terms and subject to the conditions hereinafter set forth.

         ACCORDINGLY, the parties hereby agree as follows:

                             ARTICLE 1 - DEFINITIONS

         All terms used herein without definition that are defined in the Uniform Commercial Code as enacted and in effect from time to time in the State of Florida shall have the same meanings herein as they have in the Uniform Commercial Code, unless otherwise provided herein. In addition, the following terms shall have the meanings assigned to them below:

          ACCOUNTS PAYABLE. "Accounts Payable" shall have the meaning assigned to it in Section 4.39 hereof.

          ACCOUNTS RECEIVABLE. "Accounts Receivable" shall have the meaning assigned to it in Section 4.25 hereof.

          AFFILIATE. "Affiliate" shall mean any Person that owns or controls, is owned or controlled by or is under common ownership or control with the Person in question.

          BANKRUPTCY CASE. "Bankruptcy Case" shall have the meaning assigned to it in the Preliminary Statement.

          BANKRUPTCY COURT. "Bankruptcy Court" shall have the meaning assigned to it in the Preliminary Statement.

          CLOSING. "Closing" shall have the meaning assigned to it in Section
3.1 hereof.

          CLOSING DATE. "Closing Date" shall have the meaning assigned to it in
Section 3.1 hereof.

          CODE. "Code" shall mean the Internal Revenue Code of 1986, as amended.

          COMPANY. "Company" shall have the meaning assigned to it in the Preliminary Statement.

          DENMARK LIABILITIES. "Denmark Liabilities" shall have the meaning assigned to it in Section 10.2 hereof.

          EMPLOYMENT AGREEMENT. "Employment Agreement" shall mean the Employment Agreement between Weststar and Denmark, in the form of EXHIBIT 1-A attached hereto.

          ENVIRONMENTAL LAW. "Environmental Law" shall mean any governmental statute, law, ordinance, code, rule, regulation, order or decree or any decision, conclusion or determination made by a government official relating to or imposing liability or standards of conduct as may now or at any time hereafter be in effect regarding any air emission, water discharge or the use, storage, handling, generation or disposal of any hazardous materials, including without limitation the following, as the same may be amended or replaced from time to time, and all regulations promulgated thereunder or in connection therewith: the Superfund Amendments and Reauthorization Act of 1986 ("SARA"); the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"); the Clean Air Act ("CAA"); the Clean Water Act ("CWA"); the Toxic Substances Control Act ("TSCA"); the Solid Waste Disposal Act ("SWDA"), as amended by the Resource Conservation and Recovery Act ("RCRA"); and the Occupational Safety and Health Act of 1970 ("OSHA").

          ERISA. "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

          GAAP. "GAAP" shall mean generally accepted accounting principles, consistently applied.

          IPO DATE. "IPO Date" shall have the meaning assigned to it Section
10.8 hereof.

          IRS. "IRS" shall mean the Internal Revenue Service.

          LEASE AGREEMENT. "Lease Agreement" shall mean the Lease Agreement between Denmark and Weststar for the real property commonly known as 2117 Temple Avenue, Starke, Bradford County, Florida 32091, which shall be substantially in the form of EXHIBIT 1-C attached hereto.

          NONCOMPETITION AGREEMENT. "Noncompetition Agreement" shall mean the Noncompetition Agreement between Weststar and Denmark, substantially in the form of EXHIBIT 1-B attached hereto.

          NONCOMPETE PAYMENTS. "Noncompete Payments" shall have the meaning assigned to it in Section 2.4 hereof.

          NOTE. "Note" shall mean a term note from Weststar to Denmark in the original principal amount of $250,000.00, payable at eight and one-half percent (8.5%) interest per annum, given in payment for Denmark's obligations under the Noncompetition Agreement, which shall be substantially in the form of the EXHIBIT attached to the Noncompetition Agreement.

          PCI SHARES. "PCI Shares" shall have the meaning assigned to it in the Preliminary Statement.

          PERSON. "Person" shall mean an individual, partnership, joint venture, corporation, trust, business entity, unincorporated organization or government or department or agency thereof.

          REORGANIZATION. "Reorganization" shall mean the exchange of the WEI Shares for the PCI Shares pursuant to Section 368(a)(1)(B) of the Code.

          SECURITIES ACT. "Securities Act" shall have the meaning assigned to it in Section 4.38 hereof.

          SUBSIDIARY. "Subsidiary" shall mean, with respect to any corporation, another corporation, more than 50% of whose voting securities are owned, directly or indirectly, by the corporation in question.

          WEI SHARES. "WEI Shares" shall mean approximately 100,000 shares of Weststar's common stock, $.001 par value (valued at $6.00 per share), provided by Weststar to Denmark in exchange for the PCI Shares. [The amount of WEI Shares shall be reduced or increased if there is a decrease or increase in the net worth of the Company on the Closing Date, as compared to the financial statements attached hereto as EXHIBIT 4.8 (i.e., the number of WEI Shares shall be decreased or increased one share for every six dollars of decrease or increase in the Company's net worth).]

          WESTSTAR'S IPO. "Weststar's IPO" shall have the meaning assigned to it
Section 10.8 hereof.

          WESTSTAR SECURITIES. "Weststar Securities" shall have the meaning assigned to it in Section 4.38 hereof.

                           ARTICLE 2 - REORGANIZATION

          2.1 QUALIFYING "B" REORGANIZATION. Denmark and Weststar agree to complete the Reorganization on or before the Closing Date. Pursuant to the requirements of Section 368(a)(1)(B) of the Code and the regulations promulgated thereunder, Weststar will issue and deliver the WEI Shares in exchange for the PCI Shares (subject to the post-closing adjustment detailed in Section 2.5 hereinbelow). Immediately after the exchange, Weststar shall have control (as defined in section 368(c) of the Code) of the Company.

          2.2 IMPLEMENTATION OF REORGANIZATION. Denmark shall cause the Company to (i) take all corporate actions and obtain all approvals and consents necessary to complete the Reorganization, (ii) secure the consent of any party (where such consent is necessary) to the consummation of such Reorganization, (iii) file all necessary documents, returns, notices and/or applications with all governmental bodies necessary to complete the Reorganization, and (iv) on the Closing Date, deliver and transfer the certificate representing the PCI Shares, together with stock power duly endorsed in blank.

         2.3 ADDITIONAL ACTIONS AT CLOSING. In addition to the exchange of the PCI Shares for the WEI Shares, at Closing, Weststar, Denmark and the Company (caused by Weststar post closing), as appropriate, shall enter into the Employment Agreement, the Noncompetition Agreement and the Lease Agreement.

         2.4 NONCOMPETE PAYMENTS. In full consideration for Denmark entering into the Noncompetition Agreement, Weststar shall deliver to Denmark at Closing
(i) immediately available funds in an amount equal to $50,000.00, and (ii) the Note (such cash payment and the payments under the Note shall be referred to herein collectively as the "Noncompete Payments"). The Note shall be secured by a security interest in all of the assets of the Company (such security interest being junior to any and all security interests on the Company's assets existing on the Closing Date).

         2.5 POST-CLOSING ADJUSTMENT AND ESCROW OF CERTAIN WEI SHARES. Weststar and Denmark have agreed that the 100,000 shares of Weststar's common stock given in exchange for the PCI Shares has been based upon the Company's net worth as shown on the December 31, 1999 audited financials (NEGATIVE $30,995.12). At the Closing, Weststar shall issue 90,000 shares of Weststar's common stock, and shall hold 10,000 shares in escrow pending the post-closing determination of the Company's net worth as of the Closing Date.

         Within sixty (60) days following the Closing Date, Weststar and Denmark shall use their respective reasonable best efforts to determine the net worth of the Company as of the Closing Date. Within ten (10) days following such determination, Weststar shall cause the remaining amount of WEI Shares to be issued to Denmark. The number of WEI Shares shall be decreased or increased one share for every six dollars of decrease or increase in the Company's net worth on the Closing Date in comparison to that shown on the December 31, 1999 audited financials.

                               ARTICLE 3 - CLOSING

         3.1 CLOSING. Subject to the satisfaction or waiver of all of the conditions set forth in Sections 8 and 9 hereof, the Reorganization and the consummation of the other transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Weststar or Weststar's counsel, in Jacksonville, Florida, at 10:00 a.m. on Friday, March 10, 2000, or at such other place, time or date as the parties may agree (the "Closing Date").

         3.2 DELIVERIES BY DENMARK AT CLOSING. At the Closing, Denmark shall deliver to Weststar the following:

     (a) The stock certificate representing the PCI Shares, duly endorsed in blank or accompanied by a stock power duly executed in blank, with all necessary transfer tax and other revenue stamps paid and, if appropriate, affixed and cancelled;

     (b) (i) Copies of the Company's charter, including all amendments thereto, certified by the Secretary of State of the State of Florida, and (ii) a certificate from the Secretary of State of the State of Florida to the effect that the Company is in good standing;

     (c) The Company's minute book, containing all resolutions and minutes adopted or approved by the Company's board of directors and or shareholder though the Closing Date, along with the Company's stock transfer records and unissued stock certificates;

     (d) A Closing Certificate as to the matters specified in Sections 8.1, 8.2, 8.3, 8.4, 8.5 and 8.7 hereof;

     (e) A resignation letter, whereby Denmark resigns from all positions he may hold as an officer or director of the Company;

     (f) The Employment Agreement, duly executed by Denmark;

     (g) The Noncompetition Agreement, duly executed by Denmark;

     (h) The Lease Agreement, duly executed by Denmark;

     (i) An opinion of counsel to Denmark, as provided in Section 8.8 hereof and

     (j) All other documents that are required herein to be delivered by Denmark.

     3.3 DELIVERIES BY WESTSTAR AT CLOSING. At the Closing, Weststar shall deliver to Denmark the following:

     (a) The cash portion of the Noncompete Payments;

     (b) The Note, executed on behalf of Weststar;

     (c) A stock certificate representing 90,000 shares of common stock of Weststar having the appropriate restrictive legends;

     (d) (i) Copies of Weststar's charter, including all amendments thereto, certified by the Secretary of State of the State of Florida, and (ii) a certificate from the Secretary of State of the State of Florida to the effect that Weststar is in good standing;

     (e) A Closing Certificate as to the matters specified in Sections 9.1, 9.2,
9.3 and 9.4 hereof;

     (f) A Secretary's Certificate of Weststar, certifying resolutions adopted by the Board of Directors of Weststar, authorizing the transactions contemplated hereby;

     (g) The Employment Agreement, executed on behalf of Weststar;

     (h) The Noncompetition Agreement, executed on behalf of Weststar;

     (i) The Lease Agreement, executed on behalf of Weststar; and

     (j) All other documents that are required herein to be delivered by Weststar.

              ARTICLE 4 - REPRESENTATIONS AND WARRANTIES OF DENMARK

     Denmark hereby represents and warrants to Weststar that:

     4.1 ORGANIZATION AND POWER OF THE COMPANY. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Florida and is duly qualified to do business as a foreign corporation in each jurisdiction where the conduct of business or the ownership or lease of property requires or makes it desirable for the Company to be so qualified.

     4.2 AUTHORITY RELATIVE TO AGREEMENT. The execution, delivery and performance of this Agreement by Denmark, and the consummation by Denmark of the transactions contemplated hereby and thereby, do not require the authorization of any third party.

     4.3 AUTHORIZED CAPITALIZATION. The authorized capital stock of the Company consists of 100 shares of common stock, $5.00 par value per share, of which all are issued and outstanding to Denmark. There are no outstanding options, warrants, rights, calls, commitments, conversion rights, rights of exchange, plans or other agreements of any character providing for the purchase, issuance or sale of any shares of the capital stock of the Company, other than as contemplated by this Agreement.

     4.4 OWNERSHIP AND TRANSFER OF PCI SHARES. All of the PCI Shares have been duly authorized and validly issued and are fully paid and nonassessable. Denmark is the lawful owner of the PCI Shares, free and clear of all liens, encumbrances, restrictions and claims of every kind. Denmark has full legal right, power and authority to enter into this Agreement and to sell, assign, transfer and convey the PCI Shares to Weststar pursuant to this Agreement. The delivery to Weststar of the PCI Shares pursuant to the provisions of this Agreement will transfer to Weststar full, valid title thereto, free and clear of all liens, encumbrances, restrictions and claims of every kind. None of the PCI Shares is subject to any federal or state restriction on resale or transfer, and no such restriction has been imposed by the Bankruptcy Court. The certificate representing the PCI Shares does not bear a legend of any kind thereon.

     4.5 ENFORCEABILITY OF AGREEMENT. Denmark has duly executed and delivered this Agreement. This Agreement constitutes a valid and binding obligation of Denmark, enforceable in accordance with its terms.

     4.6 EFFECT OF AGREEMENT. The execution, delivery and performance of this Agreement by Denmark and the consummation by Denmark of the transactions contemplated hereby do not and will not (i) violate any provision of law applicable to the Company or the corporate charter or bylaws of the Company;
(ii) require the consent, waiver, approval, license or authorization of, or filing with, any Person, including, without limitation, the Bankruptcy Court; or
(iii) with or without the giving of notice or the passage of time or both, conflict with or result in a breach or termination of, constitute a default under, or result in the creation of any lien, charge or encumbrance upon any of the assets of the Company, pursuant to any provision of any mortgage, deed of trust, indenture or other agreement or instrument, or any order, judgment, decree or any other restriction of any kind or character, to which the Company is a party or by which its assets may be bound.

     4.7 INFORMATION FURNISHED BY DENMARK TO WESTSTAR. There is no fact that the Denmark has not disclosed herein that materially and adversely affects the properties, business, prospects, profits or condition (financial or otherwise) of the Company, except that Denmark makes no representation or warranty as to the effect of general economic conditions, the condition of the financial markets, future legislation or future regulatory action. There has been no materially adverse change in the assets or liabilities, the business or condition, financial or otherwise, the results of operations or the prospects of the Company since December 31, 1999.

     4.8 FINANCIAL STATEMENTS AND UNDISCLOSED LIABILITIES. Denmark has heretofore furnished to Weststar true and complete copies of (i) the audited financial statements of the Company as of December 31, 1999, (ii) the unaudited balance sheet of the Company at January 31, 2000, and (iii) the related unaudited statement of income and retained earnings and statement of cash flows for the Company as of January 31, 2000 (collectively, the "Financial Statements," copies of which are attached hereto as EXHIBIT 4.8). The Financial Statements were prepared in accordance with GAAP and present fairly the financial position, results of operations and cash flow of the Company as of the dates and for the periods indicated. The unaudited balance sheet and state of income, although prepared in accordance with GAAP, lack footnotes and other presentation items. Except as disclosed in the Financial Statements, the Company has no material liabilities or obligations of any kind, whether accrued, absolute, contingent or otherwise, whether or not such liabilities or obligations would have been required to be disclosed on a balance sheet prepared in conformity with GAAP. Without limiting the generality of the foregoing, to the best of Denmark's knowledge, Denmark has no liability (and there is no basis for any present or future charge, complaint, action, suit, proceeding, hearing, investigation, claim or demand against it giving rise to any liability) arising out of any injury to persons or property as a result of the ownership, possession or use of any product manufactured, sold, leased or delivered by Denmark or any of its dealers or representatives.

     4.9 LITIGATION. Except as disclosed in SCHEDULE 4.9 hereto, (i) there are no claims, actions, proceedings or investigations pending or threatened against or relating to the Company, before any court or governmental or regulatory authority or body, and (ii) neither the Company nor any of its property is subject to any order, judgment, injunction or decree that materially adversely affects the financial condition, assets, business or prospects of the Company.

     4.10 RESTRICTIVE DOCUMENTS. Except as disclosed in the Financial Statements, the Company is not subject to, or a party to, any charter, bylaw, mortgage, lien, lease, license, permit, agreement, contract, instrument, law, rule, ordinance, regulation, order, judgment or decree, or other restriction of any kind or character, that materially adversely affects the business practices, operations or condition of the Company or any of its assets or property, or that would prevent consummation of the transactions contemplated by this Agreement, compliance by Denmark with the terms, conditions and provisions hereof or thereof or the continued operation of the Company's business after the date hereof on substantially the same basis as heretofore operated.

     4.11 COMPLIANCE WITH LAWS. The Company is and at all times has been in compliance in all material respects with all applicable statutes, laws, regulations, rules, orders, judgments and decrees, including, without limitation, all applicable federal, state and local laws, administrative rulings, regulations and regulating approvals relating to (a) protection of the environment, (b) wages, hours, hiring, non-discrimination, promotion, retirement, benefits, pensions and working conditions, (c) air, water, toxic substances, pesticides, noise, odor or solid gaseous or liquid waste generation, and handling, storage, disposal or transportation thereof, (d) health and safety, (e) zoning and building codes, (f) production, storage, processing, advertising, sale, transportation, destruction, disposal, use and warranty of products, and (g) trade and antitrust regulations. The Company has received no notice from any governmental or regulatory agency or authority that it is not in such compliance.

     4.12 SUBSIDIARIES. The Company has no Subsidiaries.

     4.13 PROPRIETARY RIGHTS. SCHEDULE 4.13 sets forth a correct and complete list of all licenses (or other rights to use), copyrights, trademarks, service marks, trade names, patents, assumed or fictitious names, logos, trade secrets, know-how and other proprietary rights and applications therefor and registrations thereof that are material to the conduct of the business of the Company (collectively, "Proprietary Rights"). The Company has a right to use such proprietary rights in connection with its business as presently being conducted, and no claim has been made against the Company that such use violates the rights of any third party. To the best of Denmark's knowledge, all Proprietary Rights of the Company are free from any claim of others, security interest, lien, encumbrance or restriction, there is no default with respect thereto on the part of the Company, and such Proprietary Rights have not been and are not now being challenged in any way or involved in any pending or threatened infringement, unfair competition or other proceeding. To the best of Denmark's knowledge, the Company is not infringing the rights of any other Person with respect to any Proprietary Right and has not received any claim of any such infringement or violation. To the best of Denmark's knowledge, none of the rights of the Company to any Proprietary Right will be impaired in any way by the transactions contemplated by this Agreement.

     4.14 TAX MATTERS. Except as may be disclosed on SCHEDULE 4.14 hereto:

     (a) The Company (i) has duly and timely filed with the appropriate governmental authorities all tax returns and reports required to be filed and
(ii) has duly paid, or arranged for payment, all taxes, interest, penalties, assessments and deficiencies and other governmental charges upon it shown to be due thereon and its properties, assets, income, business, sales and payrolls, including all amounts assessed as additional taxes, penalties and interest.

     (b) The Company has not been audited by the IRS during the past five (5) years. The Company has not executed or filed with the IRS or any other taxing authority any agreement extending the period for assessment or collection of any income or other taxes.

     (c) The Company is not a party to any pending action or proceeding nor, to the best of Denmark's knowledge, is any action or proceeding threatened by any governmental authority for assessment or collection of taxes, and no claim for assessment or collection of taxes has been asserted against the Company.

     (d) The Company has withheld proper and accurate amounts from its employees in full and complete compliance with all withholding and similar provisions of the Code and any and all other applicable United States, foreign, state or local laws, statutes, codes, ordinances, rules and regulations. The Company has timely filed the proper federal, foreign, state and local returns, reports and estimates with respect to employee income tax withholding, social security taxes and unemployment taxes (or comparable or similar taxes or charges) for all years and periods (or portions thereof) for which such returns and reports were due, and any and all amounts that were due and payable have been paid in full. All payments (including interest and penalties thereon) due or to become due from the Company with respect to its employee income tax withholding, social security taxes and unemployment taxes (or comparable or similar taxes or charges) for any year or period (or portions thereof) ended on or prior to or including the Closing Date, have been paid in full or are adequately reserved for (excluding deferred tax accounts).

     4.15 UNION CONTRACTS AND LABOR RELATIONS. Except as set forth in SCHEDULE 4.15, the Company is not a party to any collective bargaining or union agreement and there is no (i) labor strike, dispute, grievance, controversy or other labor trouble pending or, to the best knowledge of Denmark, threatened that may materially affect the Company, (ii) application for certification of a collective bargaining agent pending or, to the knowledge of Denmark, threatened or (iii) complaint pending or, to the knowledge of Denmark, threatened or on file with any federal, state or local governmental agencies alleging employment discrimination.

     4.16 EMPLOYEES/EMPLOYEE BENEFIT PLANS. SCHEDULE 4.16 sets forth a correct and complete list of all current employees of the Company, and all employee benefit plans (collectively, the "Plans") maintained by the Company, in which it participates or may be required to participate or in respect of which it may have any liability. Except for the Plans, the Company does not have in effect, participate in, or have any liability for any plan, fund or program as defined in Section III(2) of the Employee Retirement Income Act of 1974, as amended ("ERISA"), and does not have an obligation to establish any such plan, fund or program. Denmark has furnished Weststar with true and complete copies of all of the Plans and the latest financial statements therefor, which fairly represent the financial condition of the Plans at such dates. There have been no materially adverse changes to any of the Plans since the date of the latest financial statements. There is not outstanding any request for information concerning the Plans by participants, beneficiaries or government agencies. Neither the Company nor the Plans have been involved in any transaction that would constitute a "prohibited transaction" within the meaning of Sections 503 and 4975 of the Code or ERISA Section 406. None of the Plans has any "accumulated funding deficiency" as described in Code Section 412, and all required contributions to the Plans for the period through the Closing Date have been made. All Plans are in compliance with the applicable provisions of ERISA, the regulations issued thereunder and all other applicable statutes and regulations. The Plans have been maintained and administered in accordance with their separate terms. Each Plan has been issued a determination letter by the IRS that it is qualified under Code Section 401(a) and its trust fund is exempt from taxation under Code Section 501(a). All information submitted with the request for such determination letters was true and accurate in all material respects, all material information required to have been submitted to the IRS was submitted, and no event has occurred with respect to any Plan that would cause the loss of such qualification. Each trust fund established for any medical or disability plan has been issued a determination letter by the IRS that it is exempt from taxation under Code Section 501(c)(9), and no event has occurred with respect to any such Plan that would cause the loss of such qualification. None of the Plans has experienced a "reportable event" as described in ERISA Section 4043(b) or is experiencing any condition that may constitute grounds under ERISA Section 4042 for the termination of such Plan or the appointment of a trustee to administer such Plan. The Company has not (i) contributed or been required to contribute to any "multi-employer pension plan," as that term is defined in ERISA Section III(37)(A), or (ii) incurred any withdrawal liability under subtitle E of Title IV of ERISA or has withdrawn from any multi-employer pension plan in any manner that could result in any liability to the Company.

         4.17 CONDUCT OF BUSINESS. Between December 31, 1999, and the date of this Agreement, the business of the Company has been conducted only in the ordinary course and there has occurred no materially adverse change or, to the knowledge of Denmark, any event that involved any significant possibility of a materially adverse change, in the condition (financial or otherwise), assets, liabilities, business, operations or affairs of the Company.

         4.18 SOLVENCY. The exchange of the PCI Shares pursuant to this Agreement will not render Denmark insolvent (within the meaning of the Uniform Fraudulent Conveyance Act or 11 U.S.C. ss. 101(31)).

         4.19 LEASES. SCHEDULE 4.19 sets forth a correct and complete list of all leases under which the Company leases, as lessor or lessee, any real or personal property along with the names of the parties to such leases, the commencement and expiration dates of such leases and a summary description of the rental under such leases and any options pertaining thereto. All such leases are in full and force and effect and no party thereto is in material default or breach thereunder.

         4.20 REAL AND PERSONAL PROPERTY. SCHEDULE 4.20 sets forth a correct and complete list and summary description of all real and material personal property, tangible or intangible (other than inventory), owned by the Company or, whether or not owned, used in its business. Except as disclosed on SCHEDULE 4.20, the Company owns the property set forth in SCHEDULE
4.20 free and clear of all liens, charges, mortgages, security interests, pledges and encumbrances of any nature whatsoever. Substantially all such tangible personal property is in satisfactory condition and is suitable for the purpose for which it is being used, subject in each case to consumption in the ordinary course, to ordinary wear and tear and to ordinary repair, maintenance and periodic replacement.

         4.21 MATERIAL CONTRACTS. SCHEDULE 4.21 sets forth a correct and complete list as of the date hereof of all written or material oral agreements, contracts and commitments of the following types to which the Company or by which the Company is bound or otherwise affected as of the date hereof, including, without limitation: (i) mortgages, indentures, security agreements, loan and credit agreements and other agreements and instruments relating to the borrowing of money or evidence of credit, (ii) contracts or options to purchase or sell real property, (iii) contracts for the purchase or sale of materials, supplies or equipment or for providing services, that individually involve payments to be made of more than $1,000, (iv) contracts between the Company and Denmark, (v) agreements and instruments representing loans or commitments to loan to officers, directors, employees or agents of the Company, (vi) contracts of any kind to which the United States Government or any of its agencies or any state or local municipality is a party or under which the Company is a contractor or subcontractor under any federal, state or local law, regulation or executive order, (vii) partnership or joint venture agreements of any kind,
(viii) management, employment, consulting, service and independent contractor agreements, (ix) development, production, financing and similar agreements, (x) license agreements, (xi) confidentiality and nondisclosure agreements, (xii) agreements relating to a merger or to the acquisition or disposition of stock or assets, (xiii) distribution agreements, and (xiv) other agreements, contracts and commitments (other than those previously set forth in Schedules hereto). Denmark has delivered or made available to Weststar complete and correct copies of all such written agreements, contracts and commitments, together with all amendments thereto and waivers and consents with respect thereto. Except as disclosed in SCHEDULE 4.21 hereto, all of such agreements, contracts and commitments referred to are in full force and effect and all parties to such agreements, contracts and commitments have performed in all material respects all of the obligations required to be performed by them to date and are not in default thereunder in any material respect. No agreement, contract or commitment to which the Company is a party, or by which it or any of its properties is bound, specifically limits its freedom to compete in any line of business or with any person or entity.

         4.22 GOVERNMENT PERMITS. Except as set forth in SCHEDULE 4.22 hereto, the Company has and is in substantial compliance with all material permits, licenses, orders and approvals of all federal, state, local or foreign governmental or regulatory bodies required for it to carry out its business as presently conducted, all of which are listed in SCHEDULE 4.22. All such permits, licenses, orders and approvals are in full force and effect, and no suspension or cancellation, nor any proposed adverse modification of any of them is pending or, to the knowledge of Denmark, threatened. No consent of any governmental or regulatory body issuing such permits, licenses, orders and approvals is necessary for the consummation of the transactions contemplated by this Agreement.

     4.23 TITLE TO PROPERTIES. The Company has good title to all of the properties and assets reflected in the January 31, 2000 balance sheet as owned by it (other than assets disposed of in the ordinary course of business, since January 31, 2000, or as disclosed in the notes to the financial statements), free and clear of all restrictions, conditions, liens, mortgages, encumbrances and similar claims (Liens") other than (a) Liens reflected in such financial statements and notes, (b) Liens for taxes and betterment assessments contested in good faith in appropriate proceedings or that are not yet due and payable, (c) Liens reflected in SCHEDULE 4.20, and (d) and such other Liens, if any, as do not materially detract from the value of or interfere with the present or future use of the properties or assets affected thereby.

     4.24 INSURANCE. Set forth in SCHEDULE 4.24 hereto is a complete list of insurance policies that the Company maintains with respect to its businesses, properties or employees. Such policies are in full force and effect free from any right of termination on the part of the insurance carriers. Since January 31, 2000, there has not been any material adverse change in the Company's relationship with its insurers or in the premiums payable pursuant to such policies.

     4.25 ACCOUNTS RECEIVABLE. Set forth in SCHEDULE 4.25 hereto is a complete list of the Company's accounts receivables, unbilled invoices and other debts due to the Company (the "Accounts Receivable") as of January 31, 2000. The amount of all Accounts Receivable recorded in the records and books of account of the Company, at the Closing Date (less the amount of any provision or reserve therefor made in the respective records and books of account of the Company), are and at the Closing will be good and collectible in full in the ordinary course of business, and in any event not later than 60 days after the Closing Date, except as described in SCHEDULE 4.25 hereto. None of such Accounts Receivable is or will at the Closing Date be subject to any counterclaim or set-off except to the extent of any such provision or reserve.

     4.26 TRANSACTIONS WITH AFFILIATES. Except as set forth in SCHEDULE 4.26 hereto, the Company is not a party to any transaction with Denmark or any officer, director, employee or Affiliate thereof.

     4.27 BANK ACCOUNTS, POWERS OF ATTORNEY AND COMPENSATION OF EMPLOYEES. Set forth in SCHEDULE 4.27 is an accurate and complete list showing (a) the name and address of each bank in which the Company has an account or safe deposit box, the number of any such account or any such box and the names of all persons authorized to draw thereon or to have access thereto, (b) the names of all persons, if any, holding powers of attorney from the Company and a summary statement of the terms thereof and (c) the names of all persons whose compensation from the Company for the recent calendar year ended exceeded an annualized rate of $20,000, together with a statement of the full amount paid or payable to each such person for services rendered during such calendar year.

     4.28 INVENTORY. All items of the Company's inventory and related supplies (including raw materials, work-in-progress and finished goods) are (a) usable for the purpose intended, (b) of quality suitable and usable for the production or completion of merchantable products, for sale in the ordinary course of business as first quality goods at normal mark-ups, (c) not obsolete or below market standards, except for those items which have been written off or written down to net realizable value, as reflected on the Financial Statements, and (d) in conformity with all applicable government requirements. Each item of such inventory reflected in the Company's financial statements and the books and records of the Company is valued at the lower of historical cost or market value.

     4.29 SUPPLIERS AND CUSTOMERS. The Company's current relationships with its suppliers and customers is good, and, to the best of Denmark's knowledge, there is no indication of any intention to terminate or modify in a manner adverse to the Company any of such relationships. To the best of Denmark's knowledge, no material adverse change in relations with the Company's suppliers or customers will occur as a result of the announcement or consummation of the transactions contemplated by this Agreement.

     4.30 BOOKS AND RECORDS. The minute books of the Company, as previously made available to Weststar, contain accurate records of all meetings of and corporate actions or written consents of the stockholders and the Board of Directors of the Company. The Company has no records, systems, controls, data or information recorded, stored, maintained, operated or otherwise wholly or partly dependent upon or held by any means (including any electronic, mechanical or photographic process, whether computerized or not) that (including all means of access thereto and therefrom) are not under the exclusive ownership and direct control of the Company.

     4.31 DISCLOSURE. Denmark has caused to be made available for inspection and copying by Weststar and its advisers, true, complete and correct copies of all documents referred to in this Article 4 or in any Schedule furnished to Weststar by Denmark. No representation or warranty contained in this Agreement, and no statement, certificate, schedule, list or other information furnished or to be furnished by or on behalf of Denmark to Weststar in connection with this Agreement, contains or will contain any untrue statement of a material fact, or omits to state or will omit to state a material fact necessary in order to make the statements herein or therein not misleading.

     4.32 BROKER'S OR FINDER'S FEES. No agent, broker, person or firm acting on behalf of Denmark or the Company, is, or will be, entitled to any commission or broker's or finder's fees from any of the parties hereto, or from any Affiliate of the parties hereto, in connection with any of the transactions contemplated herein.

     4.33 ABSENCE OF CERTAIN EVENTS. Since December 31, 1999, there has not been
(a) any damage, destruction or casualty loss, whether covered by insurance or not, materially and adversely affecting either the business, operations or financial condition of the Company; (b) any material increase in the rate or terms of compensation payable or to become payable by the Company to its directors, officers or key employees, except increases occurring in the ordinary course of business in accordance with its customary practices; (c) any material increase in the rate or terms of any bonus, insurance, pension or other employee benefit plan, payment or arrangement made to, for or with any such directors, officers or key employees except salary increases occurring in the ordinary course of business in accordance with its customary practices; (d) any entry into any material agreement, commitment or transaction (including without limitation any borrowing, capital expenditure or capital financing) by the Company, except agreements, commitments or transactions entered into in the ordinary course of business or as contemplated by or referred to in this Agreement or the Schedules hereto; or (e) any material change by the Company in its accounting method, principles or practices.

     4.34 CUSTOMERS. Listed in SCHEDULE 4.34 are the material customers of the Company for the twelve-month period ended January 31, 2000, and the type of service provided to each such customer during such period.

     4.35 SUBSTANTIAL SUPPLIERS. Listed in SCHEDULE 4.35 are the material suppliers to the Company for the twelve-month period ended January 31, 2000.

     4.36 PRODUCT WARRANTY. Each product manufactured, sold, leased or delivered by the Company, or service provided by the Company, has been in conformity with all applicable contractual commitments and all express and implied warranties, and the Company has no liability (and there is no basis for any present or future charge, complaint, action, suit, proceeding, hearing, investigation, claim or demand against it giving rise to any liability) for replacement or repair thereof or other damages in connection therewith. Except as provided on
SCHEDULE 4.36 hereto, no product manufactured, sold, leased or delivered by the Company, or service provided by the Company, is subject to any guaranty, warranty or other indemnity beyond the applicable standard terms and conditions of sale or lease. The Company has delivered to Weststar copies of all contracts to which the Company is a party containing guaranties, warranties or indemnities to which the Company may become liable).

     4.37 DISPOSAL OR RELEASE OF HAZARDOUS SUBSTANCES. No part of any of the premises owned, leased or used by the Company (including without limitation any leased property) has been used by the Company or any other person or entity for the disposal, burial or placement (other than in tanks or other containers authorized by law) of hazardous substances (as defined in or pursuant to CERCLA) or any petroleum products, pollutants or contaminants. The Company has not caused or permitted the release of any hazardous substances (as defined in or pursuant to CERCLA), petroleum products, pollutants or contaminants onto the premises or into the subsurfaces thereof, including, without limitation, surface waters and groundwaters. The Company is not in violation of any applicable laws, statutes, rules, regulations or ordinances in connection with the transportation, disposal, storage, treatment, processing, release and other handling of hazardous substances (as defined in or pursuant to CERCLA) or any petroleum products, pollutants or contaminants or the emission or release of any hazardous substance (as defined in or pursuant to CERCLA), effluent, contaminant, pollutant or other material, and no other person has used all or part of the premises owned, leased or used by the Company in violation of any of those requirements of law.

     4.38 INVESTMENT REPRESENTATION. The Note and the WEI Shares (collectively, the "Weststar Securities") are being acquired for the account of Denmark and not with a view to, nor for sale in connection with, any distribution thereof, and without any present intention of selling the same. The Weststar Securities will not be sold or otherwise disposed of in the absence of a registration statement under the Securities Act of 1933, as amended (the "Securities Act"), covering the Note or the WEI Shares, respectively, or an exemption from the registration requirements of the Securities Act.

     Denmark hereby acknowledges that (i) the Weststar Securities may not be sold or otherwise transferred unless they are registered under the Securities Act or an exemption from such registration is available; (ii) any sales of the Weststar Securities made in reliance upon Rule 144 promulgated under the Securities Act can be made only in accordance with the terms and conditions of Rule 144 and, further, that if Rule 144 is not applicable, any resale of such securities under circumstances in which Denmark or the person through whom the sale is made may be deemed to be an underwriter, as that term is defined in the Securities Act, may require compliance with some other exemption under the Securities Act or the rules and regulations of the Securities and Exchange Commission or other governmental authority substituted therefor; and (iii) Weststar is under no obligation to register any of the Weststar Securities under the Securities Act or to comply with the terms and conditions of any exemption thereunder.

     The instruments evidencing the Weststar Securities may bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer thereof):

         THE SECURITIES REPRESENTED HEREBY WERE NOT REGISTERED UNDER, AND ARE SUBJECT TO, THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED, AND THE COMPANY IS NOT REQUIRED TO GIVE EFFECT TO ANY ATTEMPTED SALE, TRANSFER OR ASSIGNMENT, EXCEPT (I) PURSUANT TO A CURRENT REGISTRATION UNDER THE 1933 ACT; (II) IN A TRANSACTION PERMITTED BY RULE 144 UNDER THE 1933 ACT AND AS TO WHICH THE COMPANY HAS RECEIVED REASONABLY SATISFACTORY EVIDENCE OF COMPLIANCE WITH THE PROVISIONS OF RULE 144; OR (III) UPON RECEIPT OF A LEGAL OPINION RENDERED BY COUNSEL REASONABLY SATISFACTORY TO THE COMPANY TO THE EFFECT THAT THE TRANSACTION DOES NOT REQUIRE REGISTRATION UNDER THE 1933 ACT.

     If a legal opinion complying with clause (iii) of the legend set forth above indicates that the legend and stop-transfer order may be removed, Weststar will substitute unlegended instruments for and remove the stop-transfer order from the instruments described in the opinion.

     In connection with any Weststar IPO (as defined in Section 10.8 hereof) or any other offering involving an underwriting of shares being issued by Weststar, Weststar shall not be required to include any of the WEI Shares in such underwritings unless other similarly situated shareholders of Weststar are being permitted to include some or all of their shares in the underwritings, in which case Denmark shall be permitted to include some or all of the WEI Shares on an equivalent basis; HOWEVER, should Weststar agree to include a portion of the WEI shares in such underwriting, following Denmark's request to do so, Denmark must accept the terms of the underwriting (to the extent applicable to the WEI Shares) as agreed upon between Weststar and the underwriters selected by Weststar (all costs of registering the WEI Shares shall be borne by Weststar). Furthermore, in connection with any registration of the WEI Shares, Denmark agrees, if requested by Weststar or the underwriters managing any underwritten offering of the WEI Shares, not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any of the WEI Shares (other than that included in the registration) without the prior written consent of Weststar or such underwriters, as the case may be, for such period of time after the effective date of such registration as Weststar or the underwriters may specify, which, in any event, shall be a minimum of twelve (12) months following any Weststar IPO; but in any event, shall be no longer than the time period required by the underwriter for similarly situated shareholders of Weststar. Denmark shall receive treatment no less favorably than any other similarly situated shareholder of Weststar at the time of any offering involving an underwriting of shares being issued by Weststar.

     4.39 ACCOUNTS PAYABLE. Set forth in SCHEDULE 4.39 hereto is a complete list of the Company's accounts payables ("Accounts Payable") as of January 31, 2000. All such Accounts Payable were incurred by the Company in the ordinary course of its business, and each represents the fair market value for services or materials rendered to or received by the Company.

             ARTICLE 5 - REPRESENTATIONS AND WARRANTIES OF WESTSTAR

     Weststar hereby represents and warrants to Denmark that:

     5.1 ORGANIZATION AND POWER OF WESTSTAR. Weststar is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Florida and has all requisite corporate power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby.

     5.2 AUTHORITY RELATIVE TO AGREEMENT. The execution, delivery and performance of this Agreement by Weststar, and the consummation by Weststar of the transactions contemplated hereby and thereby, have been duly authorized by all necessary corporate action on the part of Weststar.

     5.3 ENFORCEABILITY OF AGREEMENT. Weststar has duly executed and delivered this Agreement. This Agreement constitutes a valid and binding obligation of Weststar, enforceable in accordance with its terms.

     5.4 EFFECT OF AGREEMENT. The execution, delivery and performance of this Agreement by Weststar, and the consummation by Weststar of the transactions contemplated hereby and thereby, do not and will not (i) violate any provision of law applicable to Weststar or the corporate charter or bylaws of Weststar;
(ii) require the consent, waiver, approval, license or authorization of, or filing with, any Person; provided that Weststar makes no representation to the extent any of the foregoing is required as the result of the nature of the business or assets of the Company; or (iii) with or without the giving of notice or the passage of time or both, conflict with or result in a breach or termination of, constitute a default under or result in the creation of any lien, charge or encumbrance upon any of the assets of Weststar pursuant to, any provision of any mortgage, deed of trust, indenture or other agreement or instrument, or any order, judgment, decree or other restriction of any kind or character, to which Weststar is a party or by which Weststar or any of its assets may be bound.

     5.5 RESTRICTIVE DOCUMENTS. Weststar is not subject to, or a party to, any charter, bylaw, mortgage, lien, lease, license, permit, agreement, contract, instrument, law, rule, ordinance, regulation, order, judgment or decree, or any other restriction of any kind or character that would prevent consummation of the transactions contemplated by this Agreement.

     5.6 FULL DISCLOSURE. No representation or warranty contained in this Agreement, and no statement, certificate, schedule, list or other information furnished or to be furnished by or on behalf of Weststar to Denmark in connection with this Agreement, contains or will contain any untrue statement of a material fact, or omits to state or will omit to state a material fact necessary in order to make the statements herein or therein not misleading.

     5.7 INVESTMENT REPRESENTATION. The PCI Shares are being acquired for the account of Weststar and not with a view to, nor for sale in connection with, any distribution thereof, and without any present intention of selling the same. The PCI Shares will not be sold or otherwise disposed of (except to an Affiliate of Weststar) in the absence of a registration statement under the Securities Act covering the PCI Shares, or any exemption from the registration requirements of the Securities Act.

     5.8 AUTHORIZED CAPITALIZATION. The authorized capital stock of Weststar consists of 10,000,000 shares of common stock, $.001 par value per share.

     5.9 INFORMATION FURNISHED BY WESTSTAR TO DENMARK. There is no fact that Weststar has not disclosed herein that materially and adversely affects the properties, business, prospects, profits or condition (financial or otherwise) of Weststar, except that Weststar makes no representation or warranty as to the effect of general economic conditions, the condition of the financial markets, future legislation or future regulatory action. There has been no materially adverse change in the assets or liabilities, the business or condition, financial or otherwise, the results of operations or the prospects of Weststar since December 31, 1999.

     5.10 FINANCIAL STATEMENTS AND UNDISCLOSED LIABILITIES. Weststar has heretofore furnished to Denmark true and complete copies of the INITIAL DRAFT of the audited financial statements of Weststar as of December 31, 1999 (the "Weststar Financial Statements"). The Weststar Financial Statements were prepared in accordance with GAAP and present fairly the financial position, results of operations and cash flow of Weststar as of the date and for the period indicated. Except as disclosed in the Weststar Financial Statements, Weststar has no material liabilities or obligations of any kind, whether accrued, absolute, contingent or otherwise, whether or not such liabilities or obligations would have been required to be disclosed on a balance sheet prepared in conformity with GAAP. Without limiting the generality of the foregoing, to the best of Weststar's knowledge, Weststar has no liability (and there is no basis for any present or future charge, complaint, action, suit, proceeding, hearing, investigation, claim or demand against it giving rise to any liability) arising out of any injury to persons or property as a result of the ownership, possession or use of any product manufactured, sold, leased or delivered by Weststar or any of its dealers or representatives.

     5.11 TAX MATTERS.

     (a) Weststar (i) has duly and timely filed with the appropriate governmental authorities all tax returns and reports required to be filed and
(ii) has duly paid, or arranged for payment, all taxes, interest, penalties, assessments and deficiencies and other governmental charges upon it shown to be due thereon and its properties, assets, income, business, sales and payrolls, including all amounts assessed as additional taxes, penalties and interest.

     (b) Weststar has not been audited by the IRS during the past five (5) years. Weststar has not executed or filed with the IRS or any other taxing authority any agreement extending the period for assessment or collection of any income or other taxes.

     (c) Weststar is not a party to any pending action or proceeding nor, to the best of Weststar's knowledge, is any action or proceeding threatened by any governmental authority for assessment or collection of taxes, and no claim for assessment or collection of taxes has been asserted against Weststar.

     (d) Weststar has withheld proper and accurate amounts from its employees in full and complete compliance with all withholding and similar provisions of the Code and any and all other applicable United States, foreign, state or local laws, statutes, codes, ordinances, rules and regulations. Weststar has timely filed the proper federal, foreign, state and local returns, reports and estimates with respect to employee income tax withholding, social security taxes and unemployment taxes (or comparable or similar taxes or charges) for all years and periods (or portions thereof) for which such returns and reports were due, and any and all amounts that were due and payable have been paid in full. All payments (including interest and penalties thereon) due or to become due from Weststar with respect to its employee income tax withholding, social security taxes and unemployment taxes (or comparable or similar taxes or charges) for any year or period (or portions thereof) ended on or prior to or including the Closing Date, have been paid in full or are adequately reserved for (excluding deferred tax accounts).

     5.12 BROKER'S OR FINDER'S FEES. Except for a commission to be paid by Weststar to Environmental & Financial Consulting, Inc., a Florida corporation, no agent, broker, person or firm acting on behalf of Weststar, is, or will be, entitled to any commission or broker's or finder's fees from any of the parties hereto, or from any Affiliate of the parties hereto, in connection with any of the transactions contemplated herein.

                        ARTICLE 6 - COVENANTS OF DENMARK

     Denmark hereby covenants and agrees with Weststar as follows:

     6.1 CONDUCT OF BUSINESS. During the period from the date of this Agreement to the Closing Date, Denmark shall cause the Company to conduct operations in the ordinary and usual course of business and shall use best efforts to preserve intact business organizations, keep available the services of officers and employees and maintain satisfactory relationships with licensors, suppliers, distributors, clients and others having business relationships with the it. Without limiting the generality of the foregoing, Denmark shall cause the Company to (a) maintain its Articles of Incorporation and Bylaws in their respective forms on the date of this Agreement, (b) maintain the compensation payable or to become payable by the Company to any officer, employee or agent being paid $20,000 per year or more at their levels on the date of this Agreement, (c) refrain from making any bonus, pension, retirement or insurance payment or arrangement with any such person except those that already have been accrued, (d) refrain from entering into any contract or commitment except contracts in the ordinary course of business, (e) refrain from making any change affecting any bank, safe deposit or power of attorney arrangements, and (f) refrain from declaring or paying any dividend or distribution of cash, stock or other property. Denmark shall notify Weststar of any unexpected emergency or other change in the normal course of business or in the operation of the properties of the Company and of any governmental complaints, investigations or hearings (or communication indicating that the same may be contemplated), adjudicatory proceedings or submissions involving any material property of the Company, and shall keep Weststar fully informed of such events and permit its representatives prompt access to all materials prepared in connection therewith.

     6.2 EXCLUSIVE DEALING. During the period from the date of this Agreement through March 31, 2000, Denmark shall not take any action, directly or indirectly, to encourage, initiate or engage in discussions or negotiations with, or provide any information to, any Person other than Weststar, concerning any purchase of the PCI Shares or any merger, sale of assets (except in the ordinary and usual course of business of the Company) or similar transaction involving the Company.

     6.3 REVIEW OF THE COMPANY. Denmark shall permit Weststar and its employees, agents, attorneys, accountants and other representatives to have, after the date of execution hereof, full access to the premises and to all of the books, records, facilities and properties of the Company and shall, and shall cause the officers and employees of the Company to, furnish Weststar with such financial and operating data and other information with respect to the Company and its business operations, financial condition and prospects as Weststar from time to time shall reasonably request. Such review shall not, however, affect or limit the representations and warranties made by Denmark hereunder.

     6.4 REGULATORY APPROVALS. Denmark shall, and shall use all reasonable efforts to cause its Affiliates to, apply for all applicable federal and state regulatory approvals required of them to effectuate the provisions of this Agreement.

     6.5 CHANGES IN CAPITAL STOCK. Prior to the Closing, Denmark shall not take any action that would permit the Company to make or commit to make any change in its issued and outstanding capital stock, issue any options, warrants or convertible securities or make any commitments for the issuance of shares, options, warrants or convertible securities.

     6.6 FURTHER ASSURANCES. Denmark shall deliver or cause to be delivered such additional instruments and take such additional actions on the Closing Date and at such other times and places before or after Closing as Weststar reasonably may request for the purpose of carrying out the provisions of this Agreement.

     6.7 KEY EMPLOYEES. From the date of execution of this Agreement until the Closing Date, Denmark shall cause the Company to make its key employees available to confer on a regular and frequent basis with one or more designated representatives of Weststar to report material operational matters and to report the general status of ongoing operations. Denmark shall exercise all reasonable efforts to encourage each of these employees to continue in the employ of Weststar after the Closing Date. Denmark promptly shall advise Weststar of any resignation by one of these employees that is effective on or before the Closing Date or that is effective after the Closing Date if notice is given prior to the Closing Date.

     6.8 BEST EFFORTS. Denmark shall use all reasonable efforts to fulfill all of the conditions set forth in this Agreement over which it has control or influence (including obtaining any authorizations, consents, approvals or waivers hereunder) and to consummate the transactions contemplated herein.

     6.9 NONSOLICITATION OF EMPLOYEES. For the period commencing on the date of execution of this Agreement and continuing for a period of two years after the Closing Date, Denmark shall refrain and shall cause its Affiliates to refrain from directly or indirectly soliciting for employment any individual who formerly was employed by the Company or who is in the employ of Weststar or one of its Affiliates, without Weststar's prior written consent.

                        ARTICLE 7 - COVENANTS OF WESTSTAR

     7.1 REGULATORY APPROVALS. Weststar shall, and shall use all reasonable efforts to cause its Affiliates to, apply for all applicable federal and state regulatory approvals required of Weststar to effectuate the provisions of this Agreement. Weststar shall, and shall use all reasonable efforts to cause its Affiliates to, reasonably provide information to and otherwise reasonably cooperate with Denmark and its Affiliates in order to allow them to comply with the requirements of Section 6.4 hereof.

     7.2 FURTHER ASSURANCES. Weststar shall deliver or cause to be delivered such additional documents, and take such additional actions on the Closing Date and at such other times and places, before or after Closing, as Denmark reasonably may request for the purpose of carrying out the provisions of this Agreement.

     7.3 CONFIDENTIALITY. Except as may be required by law, Weststar shall maintain in strict confidence, and shall not disclose, any information regarding the Company delivered to Weststar pursuant to this Agreement, unless and until the Closing Date; provided that, this restriction shall not apply to (i) information in the public domain; (ii) information in the possession of Weststar without restriction as to use or disclosure and not acquired from Denmark; and
(iii) information obtained from third parties lawfully in possession of it and were under no obligation of secrecy with respect thereto.

     7.4 NONSOLICITATION OF EMPLOYEES OF PCI. Should the closing of this transaction fail to occur, for a period of two years after the date of this Agreement, Weststar shall refrain and shall cause its Affiliates to refrain from directly or indirectly soliciting for employment any individual who formerly was employed by the Company or who is in the employ of the Company or one of its Affiliates, without Denmark's prior written consent.

                ARTICLE 8 - CONDITIONS TO WESTSTAR'S OBLIGATIONS

     The obligations of Weststar contained herein are subject to the satisfaction or waiver of the following conditions precedent on or prior to the Closing Date:

     8.1 NO MATERIAL ADVERSE CHANGE. From December 31, 1999, through the Closing Date, (i) there shall have been no material adverse change in the assets or liabilities, the business or condition, financial or otherwise, the results of operations or the prospects of the Company, (ii) there shall have been no increase in the compensation, bonuses or benefits payable to employees generally or to any members of management of the Company, (iii) there shall have been no payment on or distribution in respect of the capital stock of the Company, (iv) there shall have been no amendment to the Articles of Incorporation or Bylaws of the Company and (v) there shall have been no, and no agreement in respect of, a merger or sale of a material portion of the assets of the Company. Denmark shall have delivered to Weststar a Certificate, dated the Closing Date, to such effect.

     8.2 TRUTH OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of Denmark contained in this Agreement or in any Schedule delivered pursuant hereto shall be true and correct on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date, and Denmark shall have delivered to Weststar on the Closing Date a certificate, dated the Closing Date, to such effect.

     8.3 PERFORMANCE OF AGREEMENTS. Each and all of the acts of Denmark to be performed on or before the Closing Date pursuant to the terms hereof shall have been duly performed, and Denmark shall have delivered to Weststar evidence reasonably satisfactory to Weststar, including a certificate, dated the Closing Date, to such effect.

     8.4 NO PROCEEDINGS. No action or proceeding shall have been instituted or, to the best knowledge, information and belief of Denmark, threatened before or by any governmental body or agency, or by any third party, to restrain or prohibit any of the transactions contemplated hereby, and there shall not be in effect any injunction or order enjoining or restraining the consummation of the transactions contemplated hereby, and Denmark shall have delivered to Weststar a certificate, dated the Closing Date, to the best of Denmark's knowledge, to such effect.

     8.5 GOVERNMENTAL APPROVALS. All governmental and other consents and approvals, if any, necessary to permit the consummation of the transactions contemplated by this Agreement shall have been received.

     8.6 PROCEEDINGS. All proceedings to be taken in connection with the transactions contemplated by this Agreement, and all documents incident hereto and thereto, shall be reasonably satisfactory in form and substance to Weststar and its counsel, and Weststar shall have received copies of all such documents and other evidence as it or its counsel reasonably may request in order to establish the consummation of such transactions and the taking of all proceedings in connection therewith.

     8.7 COMPANY'S BANKRUPTCY CASE. (i) All fees payable to the U.S. Trustee in the Bankruptcy Case, both before and after confirmation of the Company's Plan of Reorganization dated April 9, 1999, as confirmed by the Bankruptcy Court's Order Confirming Plan dated October 19, 1999 (the "Plan of Reorganization"), shall have been paid, (ii) there shall have been no modifications or attempts to modify the Plan of Reorganization, (iii) the Bankruptcy Court shall have issued its Final Decree, or, in the alternative, at the election of Weststar, the Company shall have filed a Certificate of Substantial Consummation, and have applied for the entry of a Final Decree, and (iv) all actions to be performed under the Plan of Reorganization shall have been performed in accordance with the Plan of Reorganization. In the event that the Bankruptcy Court shall not have issued its Final Decree within one hundred and eighty (180) days of the Closing, Weststar, at its option, shall have the right to rescind the purchase and transfer of the PCI Shares to Weststar and the transfer of the WEI Shares to Denmark. Such notice of rescission shall be provided by Weststar to Denmark in writing. Following Denmark's receipt of Weststar's notice of rescission, both parties shall use their good-faith efforts to place each party in substantially the position it was in immediately prior to the Closing, including, without limitation, taking the following actions: (i) Denmark shall return to Weststar the Note and the WEI Shares, (ii) Denmark shall reimburse Weststar for any contributions to capital made to the Company following the Closing Date, (iii) (a) Denmark shall pay Weststar for any increase in the Company's net worth since the Closing Date, or (b) Weststar shall pay Denmark for any decrease in the Company's net worth since the Closing Date, whichever may be the case, (iv) Denmark shall reimburse Weststar for any loans made by Weststar to the Company following the Closing Date, (v) Denmark shall reimburse Weststar for any equipment purchased by or leased to the Company following the Closing Date, or, in the alternative, transfer and assign such equipment to Weststar, (vi) Weststar shall indemnify and hold Denmark harmless from any federal tax liability (including penalties and interest) of the consolidated group of corporations of which Weststar is a member, excluding such portions as the Company may be responsible for, and (vii) both parties shall be responsible for their own respective attorney's fees and costs incurred in placing the parties in their respective positions prior to the Closing.

     8.8 OPINION OF COUNSEL. Denmark shall have furnished Weststar with a favorable opinion, dated the Closing Date, of its counsel, Walker & Fairbanks, P.A., in form and substance reasonably satisfactory to Weststar and its counsel substantially in the form of EXHIBIT 8.8 hereto.

                ARTICLE 9 - CONDITIONS TO OBLIGATIONS OF DENMARK

     The obligations of Denmark contained herein are subject to the satisfaction or waiver of the following conditions precedent on or prior to the Closing Date:

     9.1 TRUTH OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of Weststar contained in this Agreement shall be true and correct on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date, and Weststar shall have delivered to Denmark on the Closing Date a certificate, dated the Closing Date, to such effect. There shall have been no material adverse change to Weststar since December 31, 1999.

     9.2 PERFORMANCE OF AGREEMENTS. Each and all of the agreements to be performed by Weststar on or before the Closing Date pursuant to the terms hereof shall have been duly performed, and Weststar shall have delivered to Denmark evidence reasonably satisfactory to Denmark, including a certificate, dated the Closing Date, to such effect.

     9.3 NO PROCEEDINGS. No action or proceeding shall have been instituted or, to the best knowledge, information and belief of Weststar, threatened before or by a governmental body or agency or by any third party to restrain or prohibit any of the transactions contemplated hereby, and there shall not be in effect any injunction or order enjoining or restraining the consummation of the transactions contemplated hereby. Weststar shall have delivered to Denmark a certificate, dated the Closing Date, to the best of Weststar's knowledge, to such effect.

     9.4 GOVERNMENTAL APPROVALS. All governmental and other consents and approvals, if any, necessary to permit the consummation of the transactions contemplated by this Agreement shall have been obtained.

     9.5 PROCEEDINGS. All proceedings to be taken in connection with the transactions contemplated by this Agreement, and all documents incident hereto and thereto, shall be reasonably satisfactory in form and substance to Denmark and its counsel, and Denmark shall have received copies of all such documents and other evidence as it or its counsel reasonably may request in order to establish the consummation of such transactions and the taking of all proceedings in connection therewith.

               ARTICLE 10 - SURVIVAL OF REPRESENTATIONS; INDEMNITY

     10.1 SURVIVAL OF REPRESENTATIONS. The respective representations and warranties of the parties contained in this Agreement or in any Schedule delivered pursuant hereto shall survive the consummation of the transactions contemplated hereby and continue for a period of three (3) years thereafter; provided, however, that all representations and warranties of Denmark relating to ownership of the PCI Shares shall continue indefinitely.

     10.2 INDEMNIFICATION BY DENMARK. Denmark shall indemnify Weststar, its Affiliates and their respective officers, directors and agents (collectively, the "Weststar Indemnified Parties") against and hold them harmless from all damages, losses, expenses, claims, demands, suits, causes of action, proceedings, judgments and liabilities, including reasonable counsel fees and court costs, assessed, incurred or sustained by or against the Weststar Indemnified Parties or the Company in excess of $10,000 in the aggregate, with respect to or arising out of (i) the failure of any representation or warranty made by Denmark in this Agreement or in any Schedule delivered pursuant hereto to be true and correct in all material respects as of the date of this Agreement and as of the Closing Date, (ii) the failure of Denmark to fulfill any of its covenants or agreements hereunder, and (iii) any action or inaction of the Company prior to the Closing Date (collectively, "Denmark Liabilities").

     In addition to, and not in limitation of, Weststar's rights pursuant to this Agreement or by law, Weststar shall have the right (i) to offset any amounts owed to Denmark under the Note for any Denmark Liabilities incurred by Weststar or the Company prior to the satisfaction of the Note, and (ii) from the Closing Date until twelve (12) months following Weststar's IPO (as defined in Section 10.8 hereinbelow), to cause Weststar's transfer agent to stop transfer of any of the WEI Shares from Denmark to any third party, and Weststar shall have the right to redeem (without requirement of any payment) such number of WEI Shares from Denmark (at a value of $6.00 per share) in an amount of Denmark Liabilities incurred by Weststar or the Company. Nothing in this paragraph shall be interpreted to be a reduction in time of any statute of limitations afforded Weststar for indemnification by Denmark for Denmark Liabilities.

     10.3 INDEMNIFICATION BY WESTSTAR. Weststar shall indemnify Denmark and Denmark's agents (collectively, the "Denmark Indemnified Parties") against and hold them harmless from all damages, losses, expenses, claims, demands, suits, causes of action, proceedings, judgments and liabilities, including reasonable counsel fees and court costs, assessed, incurred or sustained by or against the Denmark Indemnified Parties in excess of $10,000 in the aggregate, with respect to or arising out of (i) the failure of any representation or warranty made by Weststar in this Agreement to be true and correct in all material respects as of the date of this Agreement and as of the Closing Date, (ii) the failure of Weststar to fulfill any of its covenants or agreements contained herein or in the Note, and (iii) any action or inaction of the Company after the Closing Date.

     10.4 REDUCTION OF PAYMENTS. If a payment by either party gives rise to a loss, damage or expense that is subject to indemnification by the other party hereto, the amount for which the damaged party may receive indemnification shall be reduced by any insurance proceeds or other payments received by the damaged party in respect thereof.

     10.5 DEFENSE. Each party hereto shall give the indemnifying party prompt written notice of any claim, assertion, event or proceeding by or in respect of a third party of which it has knowledge concerning any liability or damage as to which it may request indemnification hereunder. The party providing indemnification shall have the right at all times to control the defense or settlement of any such claim or proceeding through counsel of its own choosing, and to settle any and all such claims made.

     10.6 TIME FOR NOTICE. Any party claiming indemnification hereunder with respect to the falsity of any representations or warranties herein must give notice to the other party of its claim for indemnification within the time period, if any, specified in Section 10.1 hereof for the survival of the applicable representation or warranty.

     10.7 TIME FOR PAYMENT. All indemnification payments required to be made pursuant to this Article 10 shall be made promptly after demand for payment has been made by the indemnified party upon the indemnifying party.

     10.8 WESTSTAR'S IPO. Weststar anticipates that it will go public and provide its initial public offering ("Weststar's IPO") within twelve (12) months of the Closing Date (the "IPO Date"). Should Weststar's IPO not be offered at or prior to the IPO Date, Denmark shall have the option for a period of thirty (30) days commencing on the IPO Date to rescind the sale and transfer of the PCI Shares to Weststar. Such notice of rescission shall be provided by Denmark to Weststar in writing. Following Weststar's receipt of Denmark's notice of rescission, both parties shall use their good-faith efforts to place each party in substantially the position it was in immediately prior to the Closing, including, without limitation, taking the following actions: (i) Denmark shall return to Weststar the Note and the WEI Shares, (ii) Denmark shall reimburse Weststar for any contributions to capital made to the Company following the Closing Date, (iii) (a) Denmark shall pay Weststar for any increase in the Company's net worth since the Closing Date, or (b) Weststar shall pay Denmark for any decrease in the Company's net worth since the Closing Date, whichever may be the case, (iv) Denmark shall reimburse Weststar for any loans made by Weststar to the Company following the Closing Date, (v) Denmark shall reimburse Weststar for any equipment purchased by or leased to the Company following the Closing Date, or, in the alternative, transfer and assign such equipment to Weststar, (vi) Weststar shall indemnify and hold Denmark harmless from any federal tax liability (including penalties and interest) of the consolidated group of corporations of which Weststar is a member, excluding such portions as the Company may be responsible for, and (vii) Weststar shall be responsible for Denmark's reasonable attorney's fees and costs incurred in placing the parties in their positions prior to the Closing. Notwithstanding anything contained herein to the contrary, the cash portion of the Noncompete Payments shall be nonrefundable to the benefit of Denmark.

                           ARTICLE 11 - MISCELLANEOUS

     11.1 TERMINATION OF AGREEMENT. The parties hereto shall use all reasonable efforts to consummate the transactions contemplated hereby as soon as practicable. If any condition to the performance of a party's obligations herein is not fulfilled or waived on or prior to March 31, 2000, either party may terminate this Agreement, and this Agreement (other than the confidentiality provisions hereof) shall be null and void and have no further effect, provided that no party in breach of its obligations hereunder shall have the right to terminate this Agreement. All rights or remedies of a party that accrue as a result of the breach of any provision of the Agreement shall survive any termination of this Agreement.

     11.2 EXECUTION IN COUNTERPARTS. For the convenience of the parties, this Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

     11.3 NOTICES. All notices that are required or may be given pursuant to the terms of this Agreement shall be in writing and shall be sufficient in all respects if given in writing and delivered either personally or sent by first class mail, certified, return receipt requested, postage prepaid, or by overnight courier service, addressed as follows:

     If to the Denmark:     Ronald E. Denmark
                            1098 South Colley Road
                            Starke, Florida 32091

             with copy to:  Walker & Fairbanks, P.A.
                            217 Ponte Vedra Park Drive, Suite 200
                            Ponte Vedra Beach, Florida 32082
                            Attention: Randal C. Fairbanks, Esq.

     If to Weststar:        Weststar Environmental, Inc.
                            9550 Regency Square Boulevard, Suite 1109
                            Jacksonville, Florida 32225
                            Attention: Michael E. Ricks, Chief Executive Officer
             with copy to:  Stutsman & Thames, P.A.
                            121 West Forsyth Street, Suite 600
                            Jacksonville, Florida  32202
                            Attention:  Bruce E. Stutsman, Esq.

or to such other address as the party to receive any such communication or notice may have designated by notice to the other party. Any notices delivered personally shall become effective at the time of receipt by the person to whom they are given. Notices sent by certified mail, return receipt requested, or by overnight courier service shall become effective on the earlier of (i) the date on which they are accepted or rejected by the person to whom they are addressed, or (ii) three (3) business days after being deposited in the mails or delivered to the courier service.

     11.4 WAIVERS. Either party hereto may, by written notice to the other parties hereto, (a) extend the time for the performance of any of the obligations or other actions of the other under this Agreement; (b) waive any inaccuracies in the representations or warranties of the other party contained in this Agreement or in any document delivered pursuant to this Agreement; (c) waive compliance with any of the conditions to its obligations contained in this Agreement; or (d) waive or modify performance of any of the obligations of the other party under this Agreement. Except as provided in the preceding sentence, no action taken pursuant to this Agreement, including without limitation any investigation by or on behalf of either party, shall be deemed to constitute a waiver by either party taking such action of compliance with any representation, warranty, covenant or agreement contained in this Agreement. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach.

     11.5 SPECIFIC PERFORMANCE. Each party hereto acknowledges and agrees that the remedy at law for any breach of this Agreement would be inadequate, and agrees and consents that temporary and permanent injunctive and other relief may be granted without proof of actual damage or inadequacy of legal remedy in any proceeding that may be brought to enforce any of the provisions of this Agreement.

     11.6 ENTIRE AGREEMENT. This Agreement, together with the Exhibits and Schedules hereto, constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all prior representations, agreements and understandings, oral and written, by or among the parties hereto with respect to the subject matter hereof.

     11.7 APPLICABLE LAW. This Agreement and the legal relations among the parties hereto shall be governed by and construed in accordance with the laws of the State of Florida applicable to contracts made and performed in Florida.

     11.8 BINDING EFFECT. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective successors and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

     11.9 ASSIGNABILITY. Neither this Agreement nor any of the parties' rights or obligations hereunder shall be assignable by any party hereto without the prior written consent of the other parties hereto, except that Weststar may transfer all or part of its rights and obligations under this Agreement to one or more of its Affiliates, provided that Weststar shall remain liable for its obligations hereunder.

     11.10 EXPENSES. The parties hereto shall pay all of their own expenses relating to the transactions contemplated by this Agreement, including, without limitation, the fees and expenses of their respective counsel, accountants and financial advisers. In the event of litigation or other adversary proceeding with respect to this Agreement or the transactions contemplated hereby, the nonprevailing party shall reimburse the prevailing party for all reasonable attorneys' fees and court costs incurred in connection therewith.

     11.11 PUBLICITY. Except as may be required by law, no party hereto shall issue any press release or make any other public statement, and each party shall keep confidential all matters, relating to or connected with or arising out of this Agreement or the matters contained herein, unless it obtains the prior approval of the other party hereto, which approval shall not be unreasonably withheld; PROVIDED THAT, this restriction does not apply to (i) information in the public domain, (ii) information in the possession of Denmark or Weststar, as the case may be, prior to receipt from the other parts; and (iii) information obtained from a third party lawfully in possession of it and under no obligation of secrecy as to it.

     11.12 AMENDMENTS. This Agreement may not be changed orally, but only by an agreement in writing signed by the parties hereto. Any provision of this Agreement can be waived, amended, supplemented or modified by agreement of the parties hereto.

     11.13 NO THIRD PARTY BENEFICIARIES. This Agreement is not intended to, and shall not, create any rights in any Person other than Weststar and Denmark.

                                  [END OF PAGE]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to have been duly executed and delivered on the date first above written.


                               /s/ RONALD E. DENMARK
                               ---------------------------------------
                               RONALD E. DENMARK

                                                      "Denmark"


                               WESTSTAR ENVIRONMENTAL, INC.

                               By: /s/ MICHAEL E. RICKS
                                   -----------------------------------
                                   Michael E. Ricks, Chief Executive
                                   Officer

                                            "Weststar"

STATE OF FLORIDA
COUNTY OF DUVAL

         The foregoing instrument was acknowledged before me this 10th day of March, 2000, by Ronald E. Denmark, who (check one) ____ is personally known to me or ____ has produced _________________ as identification and who did/did not take an oath.



                                       /s/ BRUCE EDWARD STUTSMEN
                                       -----------------------------------------
                                       Print Name: Bruce Edward Stutsmen
                                       Notary Public, State and County Aforesaid
                                       My commission expires:
                                       [Notarial Seal]

STATE OF FLORIDA
COUNTY OF DUVAL

     The foregoing instrument was acknowledged before me this 10th day of March, 2000, by Michael E. Ricks, as Chief Executive Officer of Weststar Environmental, Inc., a Florida corporation, on behalf of the corporation, who (check one) ____ is personally known to me or ____ has produced _________________ as identification and who did/did not take an oath.



                                       /s/ BRUCE EDWARD STUTSMEN
                                       -----------------------------------------
                                       Print Name: Bruce Edward Stutsmen
                                       Notary Public, State and County Aforesaid
                                       My commission expires:
                                       [Notarial Seal]

                                  SCHEDULE 4.9

                                   LITIGATION

None

                                  SCHEDULE 4.13

                               PROPRIETARY RIGHTS

1. Pipeline Contractors

                                  SCHEDULE 4.14

                                   TAX MATTERS

1. The Company was audited by the IRS in September 1999, the results of which have been provided by Denmark to Weststar prior to the date hereof.

2. The Company has a note payable with the IRS as outlined in the Company's December 31, 1999 audited financial statements.

                                  SCHEDULE 4.15

                       UNION CONTRACTS AND LABOR RELATIONS

None

                                  SCHEDULE 4.16

                      EMPLOYEES AND EMPLOYEE BENEFIT PLANS

I. EMPLOYEES (AS OF 1/10/00).

      NAME                           HOURLY/SALARY                    RATE
      ----                           -------------                    ----
Jimmy L. Croker                          Salary                     40,300.00
James A. Storey                          Salary                     32,500.00
Ronald E. Denmark                        Salary                     25,000.00
Margaret L. Best                         Salary                     23,920.00
Roy G. Meredith                          Salary                     12,000.00

Douglas J. Prescott                      Hourly                         15.00
Richard A. Leavitt                       Hourly                         15.00
Jeff R. O'Bryant                         Hourly                         14.00
Herrell M. Hipps                         Hourly                         11.00
John F. Wright                           Hourly                         11.00
George Wright                            Hourly                         10.50
Roy Knight                               Hourly                         10.50
Joseph James                             Hourly                         10.00
Nathan D. Thorton                        Hourly                          9.50
Scott D. McInnis                         Hourly                          8.50
Shawn Moore                              Hourly                          8.50
Stephen A. Loznicka                      Hourly                          7.50


II. EMPLOYEE BENEFIT PLANS.

See Exhibit A attached to this Schedule 4.16.

                                  SCHEDULE 4.19

                                     LEASES

1.  Month to month office lease between the Company and Ron Denmark.

2. Equipment lease between the Company and Ron Denmark (commenced 6/95) for four pieces of equipment (see Schedule 4.20) which expires at the Closing, as such equipment will be assigned at the Closing to the Company by Denmark.

3.  Key Bank - 1998 Ford Explorer - Commenced 8/27/98 and expires
    10/28/2001 having monthly lease payments of $528.00.

                                  SCHEDULE 4.20

                           REAL AND PERSONAL PROPERTY

I.   No real property.

II.  Material personal property.

      A. EQUIPMENT


   YEAR                MAKE                  MODEL              SERIAL NO.            REMARKS
   ----                ----                  -----              ----------            --------
   1988            Caterpillar         215 CLC Excavator         4HG02188          SunTrust Lien
   1992            Caterpillar         120G Grader               4HD01745          SunTrust Lien **
   1994            Caterpillar         928F Loader               2XL00783          SunTrust Lien
   1994            Caterpillar         D3XLIII Dozer             6SL00762          SunTrust Lien
   1995            Caterpillar         D4H Dozer                 8PJ01156          SunTrust Lien **
   1997            Caterpillar         950F Loader               5SK02279          Lien - Ring Power**
   1997            Caterpillar         325 BL Excavator          2JR00499          Lien - Caterpillar**
     ?                  ?              IR SP 48 Roller           NA                SunTrust Lien


      B. AUTOMOBILES/TRUCKS/TRAILERS

   YEAR                MAKE                  MODEL              SERIAL NO.            REMARKS
   ----                ----                  -----              ----------            --------
   1977                High               Trailer               7H719740            No Lien
   1983                Ford                F-700                1FDXF7076DVA45757   No Lien
   1984                Ford                F-250                1FDHF27YXENA17869   No Lien
   1988                Ford                F-250                1FTEF25H8JNB05162   No Lien
   1988           International       Tractor Trailer           2HSFBGFR8JC007363   No Lien
   1994                Ford                F-150                1FTEX15Y9RKB70140   No Lien
   1995                Ford                F-250                1FTHF25HOSNB00049   No Lien
   1996                Ford                F-150                1FTEF15NXTLA01688   Nationsbank Lien
   1996                Land               Trailer               1LH3U27VJ8T100714   SunTrust Lien
   1997                Ford                F-150                1FTDX172XVNB70368   SunTrust Lien
   1998                Ford               Explorer              1FMZ034E4WUC25005   Leased - Keybank


                                  SCHEDULE 4.21

                               MATERIAL CONTRACTS

1. Master Contract between Jacksonville Electric Authority and Pipeline Contractors, Inc. dated March 16, 1998.

2. Agreement between State of Florida Department of Corrections and Pipeline Contractors, Inc. dated November 16, 1998 (re pump station and forcemain at Lawtey Correctional Institution).

3. Agreement between Helen L. Brown, Trustee, as Owner, and Pipeline Contractors, Inc., as Contractor, dated March 5, 1999 (AIA Document A101-1997) (re Hidden Hills Unit #5).

4. Sub-Contract Agreement between Vercon Construction, Inc. and Pipeline Contractors, Inc. dated August 31, 1999 (re Anastasia Oaks Apartnments Phase II, III, IV).

5. Sub-Contract between Scott Peterson Construction and Pipeline Contractors, Inc. dated March 6, 2000 (ref. F.A.N.G. Construct Supply Shed).

                                  SCHEDULE 4.22

                             PERMITS, LICENSES, ETC.

1. State of Florida Department of Business and Professional Regulation Construction Industry Licensing Board license number CU-C056685 dated September 15, 1998, having an expiration date of August 31, 2000, for underground utility and excavation, under the name Billy Shane Thomas at Pipeline Contractors, Inc.

2. Duval County Occupational License (Account Number 028395-0000-5 dated September 23, 1999, for "Contractor, All Types," provided to Pipeline Contractors, Inc.

                                  SCHEDULE 4.24

                                    INSURANCE

1. J.P. Perry Insurance, Inc., as agent for National Trust Insurance Company, as provided under Acord Certificate of Property Insurance showing an expiration date of policies of November 29, 2000. [General Liability and Leased or rented equipment coverage under policy no. CPP0100004490; and automobile and excess liability under policy no. 0100004490.]

2. Markel Insurance Company Performance and Payment Bonds provided under bond nos. 102761 (Lawtey Correctional Institute), 103021 (University of St. Augustine School of Physical Therapy), and 103931 (JEA - San Jose Boulevard water main installation).

3. Cecil Powell and Company as agent for Amcomp (Workmans Compensation Insurance Policy Number 4073248).

                                  SCHEDULE 4.25

                               ACCOUNTS RECEIVABLE

(Exhibit begins on next page)

                                  SCHEDULE 4.26

                          TRANSACTIONS WITH AFFILIATES

1. Month to month office lease between the Company and Ron Denmark at a rate of $8,100 per annum.

2. Equipment lease between the Company and Ron Denmark for four pieces of equipment, as described on Schedule 4.19.

                                  SCHEDULE 4.27

                               BANK ACCOUNTS, ETC.



  TYPE OF ACCOUNT                   FINANCIAL INSTITUTION                  ACCOUNT NUMBER         BALANCE AS OF 12/31/99
 ----------------                   ---------------------                  --------------         ----------------------
Business Checking           SunTrust Bank, North Florida, N.A.            0070003770796                 $47,834.02

Tax Account                 SunTrust Bank, North Florida, N.A.            0070003770800                     122.04

Payroll Account             SunTrust Bank, North Florida, N.A.            0070003771369                      36.84



POWERS OF ATTORNEY
------------------

None


CERTAIN COMPENSATED EMPLOYEES
-----------------------------

See Schedule 4.16

                                              SCHEDULE 4.34

                                            MATERIAL CUSTOMERS

                                              SCHEDULE 4.35

                                            MATERIAL SUPPLIERS


        TYPE           SUPPLIER                     TELEPHONE NUMBER        CONTACT            ALTERNATE CONTACT
-------------------    --------------------------   -------------------   ------------         ------------------
STORM                  Southern Precast              1-700-268-7928         Gene                    Leslie
                       Taylor Precast                1-800-432-0030         Dan                     Coleene
-------------------    --------------------------   -------------------   ------------         ------------------
PIPE                   Florida Pipe & Concrete       1-800-357-4737         Walley
                       Ewell Pipe                    1-700-353-9616         Whit
-------------------    --------------------------   -------------------   ------------         ------------------
WATER & SEWER          Hughes Supply                 1-800-825-5887         Ted                     Dana;Ronnie
                       Ferguson                      1-700-276-7335         Blake
-------------------    --------------------------   -------------------   ------------         ------------------
PUMP STATIONS          Barney's Pump                 1-700-260-0669         Gary
                       Prince Pump                   1-700-396-7534         Don
                       Custom Pump                   1-700-733-1888         Hershall Blackman       Hal
-------------------    --------------------------   -------------------   ------------         ------------------
LIMEROCK               Mid Florida                   496-2251               Belinda                 Mr. Becker (Tue)
                       Liberty                       496-1991               Mr. Gaskins             Dan
-------------------    --------------------------   -------------------   ------------         ------------------
ASPHALT                Atlantic Coast                1-800-273-1021         Morgan Kraan            John Stanton
                       J.S.D. Paving                 1-700-696-0840         Ray Groody
                       Duval Asphalt                 1-700-296-2020         Mark King
-------------------    --------------------------   -------------------   ------------         ------------------



                                  SCHEDULE 4.36

                                PRODUCT WARRANTY

                                  SCHEDULE 4.39

                                ACCOUNTS PAYABLE

(Exhibit begins on next page)

                                   EXHIBIT I-A

                              EMPLOYMENT AGREEMENT

(Exhibit begins on next page)

                                   EXHIBIT I-B

                            NONCOMPETITION AGREEMENT

(Exhibit begins on next page)

                                   EXHIBIT I-C

                                 LEASE AGREEMENT

(Exhibit begins on next page)

                                   EXHIBIT 4.8

                              FINANCIAL STATEMENTS

(Exhibit begins on next page)

                                   EXHIBIT 8.8

                          OPINION OF DENMARK'S COUNSEL

(Exhibit begins on next page)